UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report: May 19, 2025

(Date of earliest event reported)

IDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road, Suite 301 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 498-7070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	IEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2025, Abhishek Khandelwal, Senior Vice President and Chief Financial Officer of IDEX Corporation (the “Company”), notified the Company of his decision to resign from his position, effective May 30, 2025, to pursue a new professional opportunity. His departure is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls. The Company has retained an external search firm to identify candidates for the Chief Financial Officer role.

On May 20, 2025, the Company appointed Akhil Mahendra as interim Chief Financial Officer of the Company, effective May 30, 2025, to hold the position of interim Chief Financial Officer until his successor is appointed. Mr. Mahendra, 44, has been with the Company for approximately two years serving as Vice President, Corporate Development, and he will continue to serve in this role during the interim period. Prior to joining the Company, Mr. Mahendra held the role of Vice President, Corporate Development at Rivian Automotive, Inc., an electric vehicle manufacturer, from 2020 to 2023, after serving in roles of increasing responsibility earlier in his career in investment banking at Morgan Stanley. Mr. Mahendra received his bachelor of science degree in Mechanical Engineering from Kettering University and his master of business administration degree from the University of Michigan.

There are no arrangements or understandings between Mr. Mahendra and any other person pursuant to which he was appointed as the Company’s interim Chief Financial Officer. Mr. Mahendra does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. Mahendra has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as the Company’s interim Chief Financial Officer, the Compensation Committee of the Board of Directors of the Company approved a restricted stock award for Mr. Mahendra with a grant date fair value of $500,000. The award is scheduled to cliff vest three years after the grant date, subject to Mr. Mahendra’s continued service with the Company, except as otherwise provided in the award agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

By:	/s/ LISA M. ANDERSON
Lisa M. Anderson
Senior Vice President, General Counsel and Corporate Secretary

May 21, 2025